SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 27, 2002
(Date of earliest event reported)

ASCONI CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-23712	91-1395124
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

160 International Parkway, Suite 280
Heathrow, Florida 32746
(Address of principal executive offices, zip code)

(407) 833-8000
(Registrant’s telephone number, including area code)

Item 2.    Acquisition or Disposition of Assets.

On December 18, 2001, Asconi S.R.L. (Registrant’s indirect wholly-owned Republic of Moldova subsidiary) purchased from C.B. Agroindbank S.A., a Republic of Moldova bank, 25,288 shares of Vitis Hincesti S.A., a Republic of Moldova entity (“Vitis”), representing approximately 25% of the outstanding voting securities of Vitis. On March 7, 2002, Asconi S.R.L. purchased from C.B. Agroindbank S.A. an additional 21,547 shares of Vitis representing approximately 21% of the outstanding voting securities of Vitis. Asconi S.R.L. paid $26.90 per share for the 46,835 shares, for an aggregate purchase price of approximately $1.26 million. Asconi S.R.L. obtained all of the funds used to purchase the shares from a loan from Universal Bank, a Republic of Moldova bank. On June 12, 2002, for nominal consideration, Asconi S.R.L. entered into a irrevocable share management agreement with Talmaci Irina giving Asconi S.R.L. the right to manage, vote and hold in a irrevocable trust 5,200 shares of Vitis held by Mr. Irina. The 5,200 shares represent approximately 5% of the outstanding voting securities of Vitis, meaning that as of June 12, 2002, Asconi S.R.L. controlled a majority of the outstanding voting securities of Vitis. Vitis operates six wine-making, distilling, processing and storage plants within 45 miles of Chisinau, the capital of the Republic of Moldova. Registrant intends to continue operating these six wine-making, distilling, processing and storage plants.

Item 7.    Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

To be filed by amendment on or before August 26, 2002, in accordance with the provisions of paragraph (a)(4) of this Item 7.

(b)	Pro Forma Financial Information.

To be filed by amendment on or before August 26, 2002, in accordance with the provisions of paragraph (a)(4) of this Item 7.

(c)	Exhibits.

The exhibits filed as part of this Current Report are listed below and in the Exhibit Index and are attached hereto immediately following the Exhibit Index.

Exhibit No.	Description of Exhibit

10.1	Contract for Brokerage Services No. 051 by and between Asconi S.R.L. and C.B. Agroindbank S.A., dated December 13, 2001.

10.2	Agreement of Termless Share Management (Irrevocable Trust) by and between Asconi S.R.L. and Talmaci Irina, dated June 12, 2002.

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SIGNATURE PAGE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCONI CORPORATION

By:	/S/ CONSTANTIN JITARU
Constantin Jitaru Chairman of the Board and Chief Executive Officer

Date: June 27, 2002

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Contract for Brokerage Services No. 051 by and between Asconi S.R.L. and C.B. Agroindbank S.A., dated December 13, 2001.

10.2	Agreement of Termless Share Management (Irrevocable Trust) by and between Asconi S.R.L. and Talmaci Irina, dated June 12, 2002.

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